LUVULIS CORPORATION

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”), desires to become a holder of common shares (the “Shares”) of Luvulis Corporation, a corporation organized under the laws of the state of Wyoming (the “Company”); one share of common stock has a price of $0.0225 per share. Accordingly, the Subscriber hereby agrees as follows:

Subscription

The Subscriber hereby subscribes for and agrees to accept from the Company that number of Shares set forth on the Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $0.0225 per share. This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Agreement. The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

The closing of the Subscription of Shares hereunder (the “Closing”) shall occur immediately upon:

▪	receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and
▪	(ii) receipt of all funds for the subscription of shares hereunder.

Purchase Procedure

The Subscriber acknowledges that, in order to subscribe for Shares, he must, and he does hereby, deliver to the Company:

▪	One (1) executed counterpart of this Subscription Agreement; and
▪	Payment for the Shares made by wire transfer, electronic funds transfer, credit card, or debit card, in the amount set forth in this Agreement, representing payment in full for the Shares desired to be purchased hereunder, payable to the order of Luvulis Corporation.
▪	Any other method of payment agreed upon by the parties in writing or specified by the Company on the invoice.
▪	If payment is made in a non-USD currency, it will be converted to USD at the bank’s exchange rate. All conversion-related costs are the Subscriber’s responsibility. The Company is not liable for rate changes or conversion delays.
▪	Unless stated otherwise, percentages will be rounded to the nearest whole number, and dollar amounts to the nearest dollar.

Representations of Subscriber

By executing this Agreement, the Subscriber makes the following representations, declarations, and warranties to the Company, with the intent and understanding that the Company will rely thereon:

▪	The Subscriber, hereby acknowledges and fully comprehends that the offering of the Shares for purchase are common shares that have been registered with the United States Securities & Exchange Commission ("SEC") under a Form S-1 Registration Statement. Furthermore, the Subscriber understands that the Shares are being offered to the public and may be freely traded.
▪	All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

Applicable Law

This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Wyoming.

Persons Bound

This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

Notices

Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

CERTIFICATION

THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

The undersigned, desiring to subscribe for the number of Shares of Luvulis Corporation (the “Company”) as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

Subscriber:

Signature of Subscriber: ________________________________

Total Amount of Subscription: ________________________________

Number of Shares: ________________________________

Exact name of Subscriber: ________________________________

Date: ________________________________

Address of Subscriber: ________________________________

Company:

Luvulis Corporation

By:________________________________